EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Plan Administrator

Cytec Employees’ Savings and Profit Sharing Plan

We consent to the incorporation by reference in the registration statements (Nos. 33-80710, 33-85666 and 333-11121) on Form S-8 of Cytec Industries Inc. of our report dated June 17, 2009 on the financial statements of Cytec Employees’ Savings and Profit Sharing Plan, which is included in this annual report (Form 11-K) as of and for the year ended December 31, 2008.

By:	/s/ AMPER, POLITZINER & MATTIA, LLP
AMPER, POLITZINER & MATTIA, LLP

June 17, 2009

Bridgewater, New Jersey